UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 20, 2007, the Federal Home Loan Bank of New York (the "FHLBNY") adopted the Federal Home Loan Bank of New York Nonqualified Profit Sharing Plan (the "Plan"), effective July 1, 2008. The Plan provides potential benefits to those employees of the FHLBNY who are, or who may become entitled to become, participants in the FHLBNY’s Benefit Equalization Plan (the "BEP") who in addition will not be eligible for certain benefits under the FHLBNY’s qualified defined benefit pension plan on or after July 1, 2008. (The BEP is an unfunded deferred compensation plan for highly compensated or management employees providing nonqualified benefits in excess of those that may be provided under the FHLBNY’s qualified defined benefit and defined contribution plans.) Specifically, the Plan may provide cash benefits of up to 8% of a participant’s annual base salary (with certain adjustments for nonqualified deferred compensation) dependent upon the FHLBNY’s attainment of certain specified financial goals, subject to the discretion of the FHLBNY’S Compensation and Human Resources Committee. Participants must meet the vesting requirements of five years of FHLBNY service, except in the event of earlier death or normal or disability retirement, in each case while an employee of the FHLBNY. The Plan will provide a broad menu of interest crediting options. Benefits will be informally funded through FHLBNY contributions into a grantor trust established and funded by the FHLBNY, the assets of which are payable in accordance with the terms of the Plan, and, until so paid, are subject to claims of creditors of the FHLBNY. The adoption of the Plan is related to a study by an outside consultant of the compensation and benefits of the FHLBNY and the recommendations that resulted from that study.

A copy of the Plan will be filed with the Form 10-K of the FHLBNY for the year ending December 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

December 28, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer